UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2007

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949)789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 9, 2007 Scott D. Stowell was promoted to Chief Operating Officer of the Company. A copy of the press release announcing Mr. Stowell’s promotion is attached hereto as Exhibit 99.1.

Mr. Stowell, 49, has been with the Company for 21 years where he has held various leadership positions at the division and corporate levels. For the past five years he was President of the Company’s Southern California Region. Prior to that, he was President of the Company’s Orange County, California division. In connection with his promotion, Mr. Stowell’s base salary has been increased from $365,000 to $750,000 per year. The other elements of Mr. Stowell’s compensation program remain unchanged at this time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release announcing Mr. Stowell’s promotion to Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007

STANDARD PACIFIC CORP.

By:	/s/ CLAY A. HALVORSEN
Clay A. Halvorsen
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release announcing Mr. Stowell’s promotion to Chief Operating Officer